Mutual Settlement Supplemental Agreement

THIS AGREEMENT, is entered into by and,

BETWEEN: Xcelmobility

("The Company")

AND: Jifu Shareholders

("JIFUSH")

BACKGROUND AND PURPOSE

The Company is a publicly traded company with the ticker symbol "XCLL" on the United States over-the-counter (OTC) bulletin board securities market.

The Company entered into a stock purchase agreement on April 8, 2013, by and among XcelMobility Inc., a Nevada corporation, and Shenzhen CC Power Investment Consulting Co., Ltd., a company organized under the laws of the People's Republic of China and an indirect wholly-owned subsidiary of The Company("CC Power") on one hand, and Shenzhen Jifu Communication Technology Co., Ltd., a company organized under the laws of the People's Republic of China (the "JIFU") and the shareholders of JIFU The purchase agreement required JIFU to meet certain revenue milestones to receive up to 30,000,000 shares of The Company. Specifically JIFU was required to have audited revenues of at least $4,000,000USD for the fiscal year 2013.

The Company and JIFUSH wish to enter into an agreement to finalize the settlement of purchase of Shenzhen Jifu Communication Technology Co., Ltd. at a consideration of 1,000,000 shares of XcelMobility Inc. and provide a mutual and complete release. The Company have completely transferred back the ownership of shares of JIFU to JIFUSH on October 1, 2014 without any further disputation and mutual accountability.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Subject to the terms and conditions of this Agreement including The Company's payment of 1,000,000 common shares to JIFUSH. JIFUSH agrees to and does hereby release and forever discharge The Company and its affiliates, officers, directors, shareholders and successors in interest of and from any and all claims, demands, rights, liabilities, and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, which JIUFSH may now have, has ever had, or may

hereafter have against The Company or its affiliates arising contemporaneously with or prior to the date hereof or arising out of any omissions, acts, or facts which have occurred up until the date hereof and whether or not relating to claims pending on, or asserted after, the date hereof.

2. Subject to the terms and conditions of this Agreement including The Company have transferred the100% ownership of JIFU to JIFUSH on October 1, 2014, hereby from the time being JIFU becomes proprietary company by JIFUSH, who had agreed to waive the right to receive up to 30,000,000 shares of The Company.

3. Subject to the terms and conditions of this Agreement The Company and its affiliates, officers, directors, shareholders and successors in interest of and from any and all claims, demands, rights, liabilities, and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, which The Company may now have, has ever had, or may hereafter have against JIFUSH or its affiliates arising contemporaneously with or prior to the date hereof or arising out of any omissions, acts, or facts which have occurred up until the date hereof and whether or not relating to claims pending on, or asserted after, the date hereof.

4. The parties irrevocably covenant to refrain from directly or indirectly asserting any claim or demand, or commencing, instituting, or causing to be commenced, any proceeding of any kind against the other party, based upon any matter released hereby.

5. Without in any way limiting any of the rights and remedies otherwise available the other party, each party shall indemnify and hold harmless each of the other parties hereto from and against all loss liability, claim, damage, or expense, whether or not involving third party claims, arising directly or indirectly from or in connection with (a) the assertion by or on behalf of such indemnifying Party of any claim or other matter released by such indemnifying Party pursuant to this agreement, and (b) the assertion by any third party of any claim or demand against any other party hereto which claim or demand arises directly or indirectly form, or in connection with, any assertion by or on behalf of such indemnifying partner against such third party of any claims or other matters released pursuant to this Agreement.

6. The Parties represent and warrant that they have made no assignment, transfer, conveyance, pledge, or other disposition of any of the claims, demands, causes of action, obligations, damages, or liabilities released under Sections 1 and 2 above, and that they are fully entitled to give its or his full and complete release of all such claims and demands.

7. This Agreement and any dispute arising hereunder shall be interpreted, enforced, and governed under the laws of Nevada.

8. This Agreement shall be binding upon and inure to the benefit of each of the affiliates, officers, directors, shareholders and successors in interest of each party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year listed below.

DATED EFFECTIVE October 1, 2014

Xcelmobility INC.

____
(Authorized Signatory)

Shenzhen Jifu Communication Technology Co., Ltd.,

____
(Authorized Signatory)